Exhibit 23


                          Independent Auditors' Consent
                          -----------------------------


The Partners of
Kaneb Pipe Line Partners, L.P.:


          We consent to the incorporation by reference in the registration statement numbers 333-98621, 333-88004, 333-59767, 333-76067, 333-65896 and
333-62296 on Form S-3 of Kaneb Pipe Line Partners, L.P. and in registration statement numbers 333-71638 and 333-108642 on Form S-3 of Kaneb Pipe Line Operating Partnership, L.P. of our report dated February 20, 2004, with respect to the consolidated balance sheets of Kaneb Pipe Line Partners, L.P. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, partners' capital and cash flows for each of the years in the three-year period ended December 31, 2003, and related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Kaneb Pipe Line Partners, L.P. Our report refers to a change in accounting for asset retirement obligations.

                                           KPMG LLP

Dallas, Texas
March 12, 2004